NOTE

$400,000.00                                                      August 20, 1999

         FOR VALUE RECEIVED, Maple Grove Apartment Homes, Inc., having its principal place of business at 18650 W. Corporate Drive, Suite 300, Brookfield, Wisconsin 53045 (hereinafter referred to as "Maker"), promises to pay to the order of The Shelard Group, Inc., a Minnesota corporation, at its principal place of business at 11455 Viking Drive, Eden Prairie, Minnesota 55344 (hereinafter referred to as "Holder"), or at such other place as the Holder hereby may from time to time designate in writing, the principal sum of Four Hundred Thousand and no/100 Dollars ($400,000.00), in lawful money of the United States of America together with interest thereon to be computed from the date of this Note at ten percent (10%) per annum as follows:

       (i) Interest payments shall be paid monthly commencing on the 1st day of September, 1999 and on the 1st day of each month thereafter.

       (ii) The entire principal balance together with all accrued but unpaid interest shall be paid in full on or before the earlier of (a) the date Maker consummates the sale of the property commonly known as Maple Grove Apartments in Madison, Wisconsin to Holder or its designee or (b) October 30, 2000.

       (iii) In the event this Note is not paid in full on or before October 31, 1999 all excess cash flow from the property owned by Maker known as Maple Grove Apartments in Madison, Wisconsin shall be paid on or before the 5th day of each calendar month commencing November 5, 1999 and due on the same day of each month thereafter to Holder. "Excess cash flow" shall be funds available after payment of all operating expenses and debt service, including reserves required by the first mortgage. After October 31, 1999 property management fees shall be deferred until this Note is paid in full.

       (iv) All payments shall first be applied to accrued interest and the balance to principal.

         The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under this Note (all such sums hereinafter collectively referred to as the "Debt") shall without notice become immediately due and payable at the option of Holder if any payment required in this Note is not paid within ten (10) days of the date when due or on the happening of any other default. In the event that it should become necessary for Holder to employ counsel to collect the Debt, Maker also agrees to pay reasonable attorneys' fees for the services of such counsel whether or not suit be brought.

         This Note is prepayable at any time without penalty.

         This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the interest rate herein provided shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

         If any sum payable under this Note is not paid within ten (10) days after the date on which it is due, Maker shall pay to Holder upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Holder in handling and processing such delinquent payment and to compensate Holder for the loss of the use of such delinquent payment.

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

         Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between Holder and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of maker, and any other who may become liable for the payment of all or any part of the Debt, under this Note.

         Maker (and the undersigned representative Maker, if any) represents that Maker has full power, authority and legal rights to execute and deliver this Note, and that this Note constitutes valid and binding obligations of Maker.

         This Note shall be governed and construed in accordance with the laws of the State of Minnesota.

         IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

                                      Maple Grove Apartment Homes, Inc.


                                      By:  /s/ Arnold K. Leas
                                               Arnold K. Leas, President